UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of CME Group Inc.’s (the "Company") compliance and ethics program, the Company has adopted a policy applicable to all employees and Board members. Pursuant to this policy, employees and Board members are prohibited from selling our securities "short" and from buying or selling puts, call, options, warrants or similar instruments on our securities and engaging in hedging transactions or other transactions with respect to the Company’s securities that might be considered speculative.

On June 2, 2008, Chicago Board Options Exchange, Inc. (CBOE) and class representatives announced that they have reached an agreement in principle to settle CME Group, Inc., et al. v. Chicago Board Options Exchange, Inc. et al., the class action brought against CBOE on behalf of all full members in the Board of Trade of the City of Chicago, Inc. (CBOT) who claim an interest in CBOE through the exercise right privilege (ERP). Certain members of our Board of Directors are possible class participants in this settlement. In order to qualify as a class member, a person must own one Class B-1 membership, one ERP and a minimum of 10,251.75 shares of the Company’s Class A common stock.

In light of the fact that certain of our Board members continue to hold a minimum of 10,251.75 shares to preserve their rights with respect to the proposed settlement, our Governance Committee recommended and our Board of Directors approved on June 5, 2008 a limited exception to our policy to allow such Board members to hedge their investment in the Company’s Class A shares. Pursuant to the limited exemption, eight Board members who are possible class participants in the CBOE litigation will be allowed to hedge their position in CME Group Class A common shares that they hold in excess of 5,000 shares. As described below, the exemption will expire upon the final resolution of the CBOE litigation.

The Governance Committee and the Board of Directors considered the following in recommending and approving the exemption:

• Only Board members who are possible class participants in the pending litigation will be allowed to hedge their investment.

• Only shares owned in excess of 5,000 Class A common shares will be allowed to be hedged. Using a stock price of $378.00, which was the closing price on the day before the Board approved the exemption, holdings of 5,000 shares represented an investment of approximately $1.9 million, which well exceeds the Board’s stock ownership guidelines of $200,000.

• All hedging transactions will need to be pre-approved by the Company’s General Counsel and may be entered into only during a period in which the Company has not imposed a regular or special blackout period.

• The exemption is only being made to a limited number of Board members and is only being made in light of the particular circumstances of the pending litigation.

• The limited exemption will expire upon the Delaware Chancery Court’s finding that the matter has become final and non-appealable. Following such date any existing hedging transactions in place may not be renewed or modified and will expire according to their original terms.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

June 9, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary